Exhibit 10.24
Execution Version

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of March 23, 2009, by and among Infinity Energy Resources, Inc., a Delaware corporation, with headquarters located at 11900 College Blvd., Suite 204, Overland Park, Kansas 66210 (the "Company") and Off-Shore Finance, LLC, a Nevada limited liability company (the "Buyer"), 11900 College Blvd., Suite 310, Overland Park, Kansas 66210.

WHEREAS:

A.           The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") thereunder, as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B.           The Company has authorized the issuance of (i) a subordinated secured promissory note in the aggregate principal amount of $1,275,000 due March 23, 2012 (the "Note"), and (ii) a one percent (1%) revenue sharing interest with respect to the Company's Nicaragua concessions in the Tyra and Perlas Blocks, offshore Nicaragua (the "Concessions") (the "Revenue Sharing Interest").

C.           The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the Note, in substantially the form attached hereto as Exhibit A, and (ii) the Revenue Sharing Interest.

D.           The Note and the Revenue Sharing Interest are collectively referred to herein as the "Securities."

NOW, THEREFORE, the Company and Buyer hereby agree as follows:

1.           PURCHASE AND SALE OF NOTE AND REVENUE SHARING INTEREST.

(a)           Amount.  Upon the terms and conditions set forth herein, the Company hereby agrees to issue and sell to Buyer, and Buyer hereby agrees to purchase from the Company at the Closing (as defined below), the Securities.

(b)           Closing.  The closing (the "Closing") of the purchase and sale of the Securities will occur at the offices of Davis Graham & Stubbs LLP, 1550 17th Street, Denver Colorado, 80202 at 10:00 a.m., Denver Time, on the date hereof ("Closing Date").  At the Closing, the parties shall take the actions and make such deliveries as are provided in Article 5 below.

(c)           Purchase Price.  The purchase price (the "Purchase Price") of the Securities is $1,275,000.  The Buyer agrees, on the terms and conditions set forth herein and in the Note, to make loans to the Company upon the Company's request from time to time, provided that in no event shall the aggregate principal amount of such loans at any time exceed $1,275,000.  On the Closing Date, (i) Buyer shall deposit the Purchase Price into an escrow account (the "Off-Shore Escrow Account") at Amegy Bank National Association ("Amegy") which is the subject of the escrow agreement between the Buyer, Amegy and Amegy Bank National Association as escrow agent, of even date herewith (the "Off-Shore Escrow Agreement"), by wire transfer of immediately available funds, and (ii) the Company shall deliver to Buyer the Note and the Revenue Sharing Agreement.

(d)           Fees.  In consideration of efforts made by the Buyer in advance of the date of this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees to pay Buyer a loan origination fee of $17,912.50 (the "Loan Origination Fee").  The Company further agrees to pay a commitment fee on unborrowed amounts under the Note at a rate of 6.0% per annum, to be computed on the basis of a 360-day year and actual days elapsed, commencing on the Closing Date, until such funds are borrowed under the Note, with such amounts to be assessed against the Company on the last day of each fiscal quarter (the "Commitment Fee", together with the Loan Origination Fee, the "Fees").  The Fees shall be deemed accrued interest under the Note; provided, however, that any Commitment Fees shall be offset by any interest earned on funds held in the Off-Shore Escrow Account.  The Loan Origination Fee is non-refundable and earned by Buyer upon execution of the Note; the Commitment Fee when assessed against the Company each quarter is thereby non-refundable and deemed earned by Buyer.

(e)           Subordinated Secured Promissory Note.  Payment of the Note will be secured by (i) two second-lien Deeds of Trust and Security Agreements, each dated March 23, 2009 (collectively, the "Security Agreement"), by and between Infinity Texas and Infinity Wyoming, respectively, and the Buyer, covering certain collateral as more particularly described therein and (ii) a Commercial Guaranty by each of Infinity Oil and Gas of Texas, Inc. ("Infinity Texas") and Infinity Oil & Gas of Wyoming, Inc. ("Infinity Wyoming") in favor of Buyer (the "Commercial Guaranties"), and the Note is further subject to a Subordination and Intercreditor Agreement dated March 23, 2009 (the "Subordination Agreement"), by and among the Buyer, the Company and Amegy.

(f)           Revenue Sharing Interest.  The Revenue Sharing Interest shall be reflected in the Revenue Sharing Agreement, in substantially the form attached hereto as Exhibit B.  In the event that Buyer breaches its funding obligations under the Note, the Revenue Sharing Interest shall terminate and be of no further force and effect.

(g)           Transaction Documents.  The Note, the Security Agreement, the Commercial Guaranties, the Off-Shore Escrow Agreement, the Subordination Agreement, the Revenue Sharing Agreement and the other agreements entered into or to be entered into by the parties hereto in connection with the transactions contemplated by this Agreement shall constitute the "Transaction Documents".

2.           BUYER'S REPRESENTATIONS AND WARRANTIES.  Buyer represents and warrants to the Company that the following representations and warranties are true and correct in all material respects as of the date hereof:

(a)           Organization and Good Standing.  Buyer is duly organized, validly existing, and in good standing under the laws of the State of Nevada.  The Buyer has all requisite limited liability company power and authority to own and operate its assets and to carry on its business as presently conducted.

(b)           Validity; Enforcement.  The Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is or may be a party.  The execution and delivery of such Transaction Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby, including, without limitation, the receipt of the Note and the Revenue Sharing Interest with respect thereto, have been duly authorized by the Buyer's Managing Member and Members.  This Agreement and the other Transaction Documents of even date herewith to which it is a party have been duly executed and delivered by the Buyer, and constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as (i) such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or (ii) general principles of equity that restrict the enforcement and availability of applicable creditors' rights and remedies.

(c)           No Conflicts.  The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is or may be a party and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

(d)           No Public Sale or Distribution.  Buyer is acquiring the Securities for its own account and for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the 1933 Act, except pursuant to sales registered or exempted under the 1933 Act.  Buyer does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(e)           Access to Information.  Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by Buyer.  Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and receive answers concerning the business and affairs of the Company and the terms and conditions of the sale of the Securities as contemplated by this Agreement, and to obtain any additional information as may be necessary to verify the accuracy of information furnished to Buyer.  Buyer further acknowledges that it was encouraged by the Company to request all additional information that might be material or important in order for Buyer to make an informed investment decision with respect to the purchase of the Securities and has carefully read this Agreement and the other Transaction Documents and all other information furnished to Buyer by the Company in connection with this Agreement.

(f)           Acknowledgement of Risk.  Buyer acknowledges and warrants that, in making this investment decision, it has made its own independent assessment of the merits and risks of an investment in the Securities based on its examination and evaluation of Company, its business, operations, financial condition, future prospects and the skills and qualifications of its officers, directors and employees.  Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and has not relied on Company or its respective agents or representatives.  Buyer understands that its investment in the Securities involves a high degree of risk and understands that the Company is currently experiencing substantial liquidity problems.  Buyer acknowledges the risks, including, without limitation, the risks set forth in the "Risk Factors" attached hereto as Exhibit C relating to the Company and an investment in the Securities, and in particular, the risks related to the Company's risk of default under the loan agreement with Amegy, dated January 9, 2007, as amended and supplemented by the First, Second and Third Forbearance Agreements.  Buyer further represents it: (i) is able to bear the loss of Buyer's entire investment without any material adverse effect on Buyer's economic condition or stability and (ii) has, alone or together with its advisors, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment to be made by Buyer pursuant to this Agreement.

(g)           Investor Status.  Buyer understands that the Securities are being offered and sold only to "accredited investors" (as that term is defined under Rule 501(a) of Regulation D), and Buyer represents that Buyer is an accredited investor by virtue of the fact that it is an entity in which all of the equity owners are accredited investors.  Buyer understands that the Company is relying on Buyer with respect to the accuracy of this representation.  Buyer and each of its equity investors has completed and returned a copy of the investor questionnaire, and Buyer represents that the statements made therein are complete and accurate.

(h)           General Solicitation.  Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(i)           Additional Information.  Buyer represents and warrants that, except as set forth in this Agreement and in the Transaction Documents, no representations or warranties have been made to Buyer, by the Company or any agent, employee, representative or affiliate of the Company and that, in entering into this transaction for the Securities, Buyer is not relying on any information other than that contained in this Agreement, the other Transaction Documents, and other written information obtained from the Company in the course of the independent investigation by Buyer, and has been based solely on the independent evaluation by the Buyer and its representatives.

(j)           Reliance on Exemptions.  Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.  Buyer understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the reliance of Company and others upon these exemptions is predicated in part upon the representations by Buyer in this Agreement.

(k)           Acknowledgment Regarding Buyer's Purchase of Securities.  The Buyer acknowledges and agrees that Buyer and any person acting as an affiliate of Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Securities and the negotiation of the Transaction Documents and that Buyer is not: (i) an officer or director of the Company, acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the purchase and sale of the Securities and the negotiation of the Transaction Documents.

(l)           No Governmental Review.  Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)           Transfer or Resale Legends.  Buyer understands that because the Securities have not been and are not being registered under the 1933 Act or any state securities laws, such securities may not be offered for sale, sold, assigned or transferred, and the legend set forth below shall not be removed and the Company shall not issue a certificate without such legend to the holder of the securities upon which it is stamped, unless (i) such securities are registered under the 1933 Act, or in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the securities may be made without registration under the applicable requirements of the 1933 Act.  Buyer understands that the certificates or other instruments representing the Note and the Revenue Sharing Interest shall bear a legend as required by the securities laws of any state and a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

(n)           Brokers.  Buyer has not employed, engaged or retained or otherwise incurred any liability to, any person as a broker, finder, agent or other intermediary in connection with the transactions contemplated herein.

(o)           Domicile.  Buyer has its principal place of business in the jurisdiction set forth below Buyer's name in the notice provisions of this Agreement.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to the Buyer that the following representations and warranties are true and correct in all material respects as of the date hereof:

(a)           Organization and Good Standing.  The Company and its subsidiaries are duly organized, validly existing, and in good standing under the laws of the jurisdiction in which they are formed.  The Company and it subsidiaries have all requisite power and authority to own and operate their properties and assets and to carry on their business as presently conducted.

(b)           Validity; Enforcement.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Note and the other Transaction Documents to which it is or may be a party.  The execution and delivery by the Company of such Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Note and the Revenue Sharing Interest, have been duly authorized by the Company's Board of Directors.  This Agreement and the other Transaction Documents of even date herewith to which the Company is a party have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as (i) such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or (ii) general principles of equity that restrict the enforcement and availability of applicable creditors' rights and remedies.

(c)           No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is or may be a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not have a material adverse effect on the Company or its ability to perform its obligations hereunder.

(d)           Consents.  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, other than (x) the filing of the Security Agreement in applicable real estate records, (y) the filing with the SEC of a Form D, and (z) filings with state securities authorities as required thereby.

(e)           Compliance with Law; Permits.  The Company and its subsidiaries are in compliance with all applicable statutes and regulations of the United States and of all states and applicable agencies and foreign jurisdictions or bodies in respect of the conduct of their business and operations, except as would not have a material adverse effect.  The Company and its subsidiaries have all permits, licenses, and similar authority necessary for the conduct of their business as now being conducted by them, except as would not have a material adverse effect.

(f)           SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (the "SEC Documents").  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than as may have been subsequently restated or amended in an amended or subsequent report.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The financial statements of the Company were prepared in accordance with generally accepted accounting principles in the United States and fairly and accurately present in all material respects the financial position, results of operations and cash flows of the Company as of the dates, and for the periods, indicated therein.

(g)           Ranking of Notes.  Except with respect to the "Senior Debt" (as defined in the Note), which is senior to the Note in all respects, no indebtedness of the Company ranks senior to or pari passu with the Note in right of payment, whether with respect of payment of principal, interest, damages or upon liquidation or dissolution or otherwise.

(h)           No Additional Agreements.  The Company does not have any agreement or understanding with Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

4.           COVENANTS.

(a)           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to quality the Securities, for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities laws of the states of the United States (or to obtain an exemption from such qualification).  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(b)           Use of Proceeds.  The Company hereby agrees, as further set forth in the Off-Shore Escrow Agreement, that the proceeds from the sale of the Securities shall be used solely for the development of the Nicaragua Concessions, for general and administrative expenses, and the settlement of any claims, actions or proceedings against the Company or any of its subsidiaries involving the Nicaragua Concessions.

(c)           Conduct of Business.  The business of the Company and its subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a material adverse effect.

(d)           Release of Assets.  The Buyer acknowledges that the Company is currently obligated to proceed with the sale of certain assets, and at the request of Amegy may be required to proceed with the sale of additional assets, under the Company's Third Forbearance Agreement with Amegy dated October 16, 2008 (collectively, the "Permitted Dispositions").  Upon the request of the Company in connection with a Permitted Disposition, the Buyer agrees to take all such actions as shall be required to release the collateral being sold in such Permitted Disposition, to the extent necessary to permit the consummation of such Permitted Disposition and agrees not take any action that would hinder or delay a Permitted Disposition.  The Company agrees to deliver to the Buyer at least ten (10) days prior to the date of the proposed release (or such shorter period agreed to by the Buyer), a written request for release identifying the relevant collateral being sold in such Permitted Disposition, together with a certification by the Company stating that such transaction is in compliance with this Section 4(d).  Buyer agrees to execute all necessary releases in recordable form within ten (10) days of the Company's written request.

(e)           Indemnification of Buyer by the Company.  The Company hereby agrees to indemnify and hold harmless each of Buyer, its affiliates, their investment advisors and each of their respective officers, managers, members and employees (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (including the reasonable fees and expenses (including the reasonable fees and expenses of legal counsel) (collectively, "Losses"), to the extent arising out of or in connection with: (i) any material misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement or the other Transaction Documents to which it is a party; or (ii) any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Transaction Documents to which it is a party.

(f)           Indemnification of the Company by Buyer.  Buyer hereby agrees to indemnify and hold harmless the Company and its officers, directors and employees (collectively, the "Company Indemnitees"), from and against any and all Losses to the extent arising out of or in connection with any material misrepresentation, omission of fact or breach of any of Buyer's representations, warranties or covenants contained in this Agreement or the other Transaction Documents to which it is a party and any failure by Buyer to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Transaction Documents to which it is a party.

(g)           Confidentiality.  Buyer acknowledges that after the Closing Date it may receive non-public information regarding the Company in connection with the Note and the Off-Shore Escrow Agreement.  Buyer agrees that any such non-public information shall be maintained in confidence and shall not be used or divulged by Buyer or its affiliates to any party unless and until it shall become generally known.

5.           CLOSING.  The parties will take the following actions at Closing:

(a)           Execution and Delivery of Transaction Documents.  Each of Buyer and the Company shall execute each of the Transaction Documents to which it is a party and any and all ancillary documents thereto, and deliver the same to the other party.  In addition, the Company shall execute and deliver to Buyer the Security Agreements and the Commercial Guaranties, executed by Infinity Texas and Infinity Wyoming and the Subordination Agreement, executed by Amegy.  Buyer shall deliver to the Company the Off-Shore Escrow Agreement executed by Amegy, Amegy Bank National Association and deposit the Purchase Price into the Off-Shore Escrow Account by wire transfer of immediately available funds.  Each party shall execute and deliver such other documents relating to the transactions contemplated by this Agreement as the other party or its counsel may reasonably request.

6.           MISCELLANEOUS.

(a)           Governing Law: Jurisdiction: Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Colorado.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of Denver, Colorado, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holder of the Securities issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 6(e) shall be binding on Buyer.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

11900 College Blvd., Suite 204
Overland Park, Kansas 66210
Attn: Stanton E. Ross

With a copy (for informational purposes only) to:

Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Michelle H. Shepston
Phone: (303) 892-7344
Fax: (303) 893-1379 Michelle.Shepston@dgslaw.com

If to Buyer:

Off-Shore Finance, LLC
11900 College Boulevard., Suite 310
Overland Park, Kansas 66210
Daniel J. Haake
Phone: (913) 338-4455
Fax: (913) 338-4458
dan.haake@haakecpa.com

With a copy (for informational purposes only) to:

Richard W. Daily, LLC
621 17th Street, Suite 1535
Denver, Colorado 80293
Attn: Richard W. Daily
Phone: (720)963-1121
Fax: (720) 897-2802
RDaily@DailyLLC.com

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Note or the Revenue Sharing Interest.  The Buyer shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

(h)          No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)           Survival.  The representations and warranties of the Company and the Buyer contained in Sections 2 and 3 and the agreements, and covenants set forth in Section 4 shall survive the Closing.

(j)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)         No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

INFINITY ENERGY RESOURCES, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chief Executive Officer

BUYER:

OFF-SHORE FINANCE, LLC

By:	/s/ Daniel J. Haake
Name:	Daniel J. Haake
Title:	Managing Member

EXHIBITS

Exhibit A	Form of Note

Exhibit B	Form of Revenue Sharing Agreement

Exhibit C	Risk Factors